UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2016

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Advisory Agreement

On January 18, 2016, American Finance Trust, Inc. (the “Company”) entered into the First Amendment to the Second Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”) among the Company, American Finance Operating Partnership, L.P. and American Finance Advisors, LLC (the “Advisor”). The Advisory Agreement Amendment provides that, effective October 1, 2015, the fixed portion of the base management fee payable by the Company to the Advisor is payable on the first business day of each month, rather than quarterly in arrears. The Advisory Agreement Amendment was unanimously approved by the Company’s conflicts committee.

The description of the Advisory Agreement Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Advisory Agreement Amendment. The Company will file the Advisory Agreement Amendment with the Securities and Exchange Commission as an exhibit to its next annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: January 22, 2016	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary